Notice of Annual Meeting of Stockholders


New Orleans, Louisiana
April 6, 2001


To the Stockholders of ENTERGY CORPORATION:

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS


Date:     Friday, May 11, 2001
Time:     10:00 a.m. Central Daylight Time
Place:    Hilton Jackson & Conference Center
          1001 East County Line Road
          Jackson, Mississippi 39211


MATTERS TO BE VOTED ON


Election of Thirteen Directors.


/s/ Michael G. Thompson

Michael G. Thompson
Secretary

                           TABLE OF CONTENTS

  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS                     1
  MATTERS TO BE VOTED ON                                           1
  PROXY STATEMENT                                                  4
  GENERAL INFORMATION ABOUT VOTING                                 4
  WHO CAN VOTE                                                     4
  VOTING BY PROXIES                                                4
  HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS                       4
  QUORUM REQUIREMENT                                               4
  VOTES NECESSARY FOR ACTION TO BE TAKEN                           5
  COST OF THIS PROXY SOLICITATION                                  5
  ATTENDING THE ANNUAL MEETING                                     5
  STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT                       5
  PROPOSAL   ELECTION OF DIRECTORS                                 6
  GENERAL INFORMATION ABOUT NOMINEES                               6
  TERM OF OFFICE                                                   6
  INFORMATION ABOUT THE NOMINEES                                   6
  INFORMATION ABOUT THE BOARD AND ITS COMMITTEES                  10
     Audit Committee                                              10
     Finance Committee                                            10
     Personnel Committee                                          11
     Nuclear Committee                                            11
     Public Affairs Committee                                     11
     Executive Committee                                          11
     Director Affairs Committee                                   12
  DIRECTOR COMPENSATION                                           12
  SERVICE AWARDS FOR DIRECTORS                                    12
  RETIREMENT FOR DIRECTORS                                        12
  PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION        13
  SHARE OWNERSHIP OF DIRECTORS AND OFFICERS                       13
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE         13
  AUDIT COMMITTEE REPORT                                          14
  INDEPENDENT ACCOUNTANTS                                         14
  REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION         15
  COMPARISON OF FIVE YEAR CUMULATIVE RETURN                       17
  EXECUTIVE COMPENSATION TABLES                                   18
     Summary Compensation Table                                   18
     Option Grants to the Executive Officers in 2000              19
     Aggregated Option Exercises in 2000 and December 31,
       2000 Option Values                                         19
     Long-Term Incentive Plan Awards in 2000                      20
  RETIREMENT INCOME PLAN                                          20
     Retirement Income Plan Table                                 20
  PENSION EQUALIZATION PAYMENTS                                   21
  SUPPLEMENTAL RETIREMENT PLANS                                   21
  SYSTEM EXECUTIVE RETIREMENT PLAN                                21
     System Executive Retirement Plan Table                       22
  EXECUTIVE EMPLOYMENT CONTRACTS AND RETIREMENT AGREEMENTS        22
  EXECUTIVE RETENTION AGREEMENTS                                  22
  STOCKHOLDER PROPOSALS FOR 2002 MEETING                          25

                            PROXY STATEMENT


Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Entergy Corporation Common Stock to be represented at the Annual Meeting by J. Wayne Leonard, Robert v.d.Luft and William A. Percy II, the persons named as proxies on the enclosed proxy card. This proxy statement has been prepared for the Board by our management. The terms "we", "our", "Entergy" and the "Corporation" each refer to Entergy Corporation. This proxy statement is being sent to our stockholders on or about April 10, 2001.


                   GENERAL INFORMATION ABOUT VOTING

WHO  CAN  VOTE.   You are entitled to vote your Common  Stock  if  our
records show that you held your shares as of March 13, 2001. At the close of business on March 13, 2001, 220,237,541 shares of Common
Stock  were  outstanding and entitled to vote.  Each share  of  Common
Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

VOTING BY PROXIES. Of course, you may come to the meeting and vote your shares in person. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them as to how your shares may be voted in accordance with your instructions. Follow those instructions carefully. If you hold your shares in your own name, you may instruct the proxies as to how to vote your Common Stock by using the toll free telephone number listed or accessing the Internet address on the proxy card or by signing, dating and mailing the proxy card in the postage paid envelope provided to you. Proxies granted by these methods are valid under applicable state law. When you use the telephone or Internet voting system, the system verifies that you are a stockholder through the use of a Personal Identification Number assigned to you. The telephone and Internet voting procedures allow you to instruct the proxies as to how to vote your shares and confirm that your instructions have been properly recorded. Your Personal Identification Number and specific directions for using the telephone and Internet voting system are on the proxy card. Whether you send your instructions by mail, telephone or the Internet, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not currently aware of any matters to be presented to the Annual Meeting other than those described in this proxy statement. If any other matters are presented at the meeting, the proxies will use their own judgment in determining how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. To revoke your proxy instructions, you must either advise the Secretary in writing before your shares have been voted by the proxies at the meeting, deliver to us later proxy instructions, or attend the meeting and vote your shares in person.

QUORUM REQUIREMENT. The Annual Meeting cannot be held unless a quorum equal to a majority of the outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, it may only vote those shares in accordance with your instructions. However, if it has not received your instructions by a specified date, it may vote on matters that the New York Stock Exchange has determined to be routine. All matters to be voted on at the Annual Meeting are considered to be routine.

VOTES NECESSARY FOR ACTION TO BE TAKEN. Thirteen directors will be elected at the meeting, meaning that the thirteen nominees receiving the most votes will be elected. Abstentions will have no effect on the outcome of the election of directors.

COST  OF THIS PROXY SOLICITATION.  We will pay the cost of this  proxy
solicitation.   In addition to soliciting proxies by mail,  we  expect
that certain of our employees may solicit stockholders for their proxies, personally and by telephone. None of these employees will receive any additional or special compensation for doing so. We have retained Morrow & Co. Inc. for a fee of $12,500 plus reasonable out-of-pocket costs and expenses, to assist in the solicitation of proxies. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

ATTENDING THE ANNUAL MEETING. If you are a holder of record and you plan to attend the Annual Meeting, please come to the registration desk before the meeting. If you are a beneficial owner of Common Stock held by a bank or broker (i. e., in "street name"), you will need proof of ownership of your Common Stock as of March 13, 2001 to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your shares of Common Stock held in street name, you must obtain a proxy in your name from the registered holder.

STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT. A stockholder "beneficially owns" Common Stock by having the power to vote or dispose of the Common Stock, or to acquire the Common Stock within 60 days. Stockholders who beneficially own at least five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission. Based on these reports, the following beneficial owners have reported their ownership as of December 31, 2000:

Name and Address of              Amount and Nature of   Percent
Beneficial Owner                 Beneficial Ownership  of Class

Barrow, Hanley, Mewhinney &
 Strauss, Inc. ("BHM&S")          23,645,358 (1)         10.1%
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204-2429

FMR Corp ("FMR")                  12,650,510 (2)          5.7%
82 Devonshire Street
Boston, Massachusetts 02109

Franklin Resources, Inc. ("FRI")  16,218,749 (3)          7.4%
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, California 94403-7777

Putnam Investments, Inc.          14,387,962 (4)          6.6%
One Post Office Square
Boston, Massachusetts 02109

J.P. Morgan Chase & Co.           12,648,612 (5)          5.7%
270 Park Avenue
New York, New York 10017


(1) BHM&S has indicated that it has sole voting power over 5,025,158 shares, sole investment power over all 23,645,358 shares and shared voting power over 18,620,200 shares. BHM&S also advised Entergy that it is a registered investment advisor and these shares are held on behalf of various clients. These shares include 16,266,100 shares (7.41%) held on behalf of the Vanguard Windsor Funds-Vanguard Windsor II Fund, The Vanguard Group, 455 Devon Park Drive, Wayne, Pennsylvania 19087-1815.

(2) FMR may not vote or transfer this  Common  Stock.  The shares   are
    beneficially owned by two wholly owned subsidiaries of FMR each of which may vote and transfer the shares beneficially owned by it. Fidelity Management and Research Company beneficially owns and has shared investment power over 12,324,460 shares and Fidelity Management Trust Company beneficially owns and has shared investment power over 317,550 shares. The remaining 8,500 shares are beneficially owned and may be voted and transferred by Fidelity International Limited, a Bermudan joint stock company and former majority-owned subsidiary of Fidelity Management and Research Company.

(3) FRI may not vote or transfer this Common Stock. These shares are beneficially owned by one or more investment companies or other
    managed   accounts,   which  are  advised  by  investment   advisory
    subsidiaries of FRI. Those subsidiaries, Franklin Advisors, Inc., Templeton Global Advisors, Limited, Franklin Templeton Investment Management Limited, Templeton Investment Counsel, LLC, and Franklin Advisory Services, LLC., may vote and transfer 4,382,600, 11,013,399, 20,000, 2,700, and 800,000 shares, respectively.

(4) Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putman Investment Management, LLC and The Putnam Advisory Company, Inc. which beneficially own and have shared investment power
    over   12,484,429   and  1,903,533  shares,  respectively.    Putnam
    Investments, Inc. has shared voting power as to 745,516 shares.

(5) J.P. Morgan Chase & Co. has indicated that it has sole voting power over 9,640,234 shares, sole investment power over 12,377,145 shares, shared investing power over 198,295 shares, and shared voting power over 103,320 shares.


                   PROPOSAL 1  ELECTION OF DIRECTORS

                  GENERAL INFORMATION ABOUT NOMINEES

All nominees are currently members of the Board. Each has agreed to be named in this proxy statement and to serve if elected. Except where authority to vote for one or more nominee(s) is withheld, the proxies will vote all Common Stock represented by an executed proxy equally for the election of the nominees listed below.

TERM OF OFFICE. Directors are elected annually to serve a term of one year and until the next annual meeting of stockholders and the election of their successors.

INFORMATION ABOUT THE NOMINEES. The following biographical information was supplied by each nominee. Unless stated otherwise, all nominees have been continuously employed in their present positions for more than five years. The age of each individual is as of December 31, 2000.

               MAUREEN  S.  BATEMAN          Age  57          Director
               Since 2000
               Boston, Massachusetts

               - Executive Vice President and General Counsel of State Street
                 Corporation (administrative and financial services for institutional investors)
               - Vice Chairman of the Board of Trustees of Fordham University
               - Director of Boston Public Library Foundation, the Boston Bar
                 Foundation, YMCA of Boston, Catholic Schools Foundation of Boston, and Morgan Memorial Goodwill Industries


               W.  FRANK  BLOUNT             Age  62          Director
               Since 1987
               Atlanta, Georgia

               - Chairman & CEO of Cypress Communications, Inc. (in-building integrated communications supplier)
               - Chairman & CEO of JI Ventures, Inc. (high-tech venture capital fund)
               - Former Chief Executive Officer and Director of Telstra
                 Communications Corporation (Australian- telecommunications company)
               - Director of First Union National Bank of Georgia; Caterpillar,
                 Inc.; Alcatel Ltd.; Alcatel USA; Adtran, Inc.; Hanson Inc.; Global Light Communications, Inc.; Sphera Optical Networks, Inc.; B Digital, Inc.


               VADM.  GEORGE  W.  DAVIS      Age  67          Director
               Since 1998
               USN (Ret.)
               Columbia, South Carolina

               - Retired Director, President and Chief Operating Officer of
                 Boston Edison Company (utility company)
               - Vice Admiral (retired) U.S. Navy and former Commander Naval
                 Surface Force, Pacific
               - Director of The University of Chicago's Board of Governors for
                 Argonne National Laboratories
               - Former Chairman of the Board for the National Nuclear
                 Accrediting Board for the Institute of Nuclear Power
                 Operations


               DR.  NORMAN  C.  FRANCIS      Age  69          Director
               Since 1994
               New Orleans, Louisiana

               - President of Xavier University of Louisiana, New Orleans,
                 Louisiana
               - Director of The Equitable Life Assurance Society of the United
                 States, New York, New York; Liberty Bank & Trust, New Orleans, Louisiana; and Piccadilly Cafeterias Inc., Baton Rouge, Louisiana
               - Member of the Advisory Board of The Times Picayune Publishing
                 Co., New Orleans, Louisiana
               - Chairman of the Board for the Southern Education Foundation,
                 Atlanta, Georgia
               - Former Chairman of the Board of Trustees, Educational
                 Testing Service, Princeton, New Jersey
               - Chairman of the Advisory Board for the Local Initiative Support
                 Corporation, New Orleans, Louisiana


               J.  WAYNE  LEONARD            Age  50          Director
               Since 1999
               New Orleans, Louisiana

               - Chief Executive Officer of Entergy and Entergy Services, Inc.,
                 January 1999-present
               - Director of Entergy Arkansas, Inc.; Entergy Gulf States, Inc.;
                 Entergy Louisiana, Inc.; Entergy Mississippi, Inc.; Entergy New
                 Orleans, Inc.; and Entergy Services, Inc.; June 1998-1999
               - Chief Operating Officer, Entergy Arkansas, Inc.; Entergy Gulf
                 States, Inc.; Entergy Louisiana, Inc.; Entergy Mississippi,
                 Inc.; and Entergy New Orleans; Inc.; March-December, 1998
               - President, Cinergy Capital & Trading, 1998
               - President, Energy Commodities Business Unit of Cinergy, 1998
               - Group Vice President and Chief Financial Officer of Cinergy,
                 1994-1997


               ROBERT  v.d.  LUFT            Age  65          Director
               Since 1992
               Chadds Ford, Pennsylvania

               - Chairman of the Board, Entergy
               - Chairman of the Board of EKLP, L.L.C.
               - Member, Management Committee, EntergyShaw, L.L.C.
               - Acting Chief Executive Officer of Entergy, May-December 1998
               - Former Chairman of the Board of DuPont Dow Elastomers
               - Retired Senior Vice President-DuPont and President-DuPont
                 Europe (industrial products, fibers, petroleum, chemicals, and specialty products businesses)
               - Retired Chairman of Dupont International
               - Member of the Board of Visitors, School of Engineering,
                 University of Pittsburgh
               - Director of Stonebridge Bank
               - Director of U.S. Chamber of Commerce


               KATHLEEN  A.  MURPHY          Age  50          Director
               Since 2000
               Boston, Massachusetts

               - Senior Vice President and Chief Financial Officer of Connell
                 Limited Partnership (diversified manufacturing company)
               - Trustee of Emmanuel College, Boston, Massachusetts


               DR.  PAUL  W.  MURRILL        Age  66          Director
               Since 1993
               Baton Rouge, Louisiana

               - Professional Engineer
               - Former Chairman of the Board of Piccadilly Cafeterias, Inc.,
                 Baton Rouge, Louisiana
               - Former Chancellor of Louisiana State University and A&M
                 College, Baton Rouge, Louisiana
               - Retired Chairman of the Board and Chief Executive Officer of
                 Entergy Gulf States, Inc.
               - Director of ChemFirst, Inc., Jackson, Mississippi; Tidewater,
                 Inc., New Orleans, Louisiana; DTM Corporation, Austin, Texas; and Howell Corporation, Houston, Texas
               - Chairman of Trustees, Burden Foundation


               JAMES  R.  NICHOLS            Age  62          Director
               Since 1986
               Boston, Massachusetts

               - Partner, Nichols & Pratt (family trustees), Attorney and
                 Chartered Financial Analyst
               - Partner, Nichols & Pratt Advisors (registered investment adviser)
               - Life Trustee of the Boston Museum of Science


               WILLIAM  A.  PERCY, II        Age  61          Director
               Since 2000
               Greenville, Mississippi

               - President and Chief Executive Officer of Greenville Compress
                 Company (commercial warehouse and real estate)
               - Partner, Trail Lake Enterprises (cotton farm)
               - Chairman of Staple Cotton (regional cotton marketing co-op) and
                 Enterprise Corporation of the Delta (a non-profit economic development corporation)
               - Director of ChemFirst Inc., Mississippi Chemical Corporation
                 and Farmers Grain Terminal


               DENNIS  H.  REILLEY           Age  47          Director
               Since 1999
               Danbury, Connecticut

               - Chairman, President and Chief Executive Officer of PRAXAIR,
                 Inc. (industrial gases)
               - Chairman of American Chemistry Council
               - Former Executive Vice President & Chief Operating Officer of
                 Dupont (industrial products, fibers, petroleum, chemicals, and specialty business products)
               - Former Senior Vice President of DuPont
               - Former Vice President and General Manager of DuPont White
                 Pigment & Mineral Products
               - Former Vice President and General Manager of DuPont Specialty
                 Chemicals
               - Former Vice President and General Manager of DuPont Lycrar
                 /Terathaner
               - Director of Chemical Manufacturers Association


               WM.  CLIFFORD  SMITH          Age  65          Director
               Since 1983
               Houma, Louisiana

               - Chairman of the Board of T. Baker Smith & Son, Inc.
                 (consultants - civil engineering and land surveying). During 2000, T. Baker Smith & Son, Inc. performed land-surveying services for Entergy companies and was paid approximately $427,014. Mr. Smith's children own 100% of the voting stock of T. Baker Smith & Son, Inc.
               - Member of Mississippi River Commission
               - Member of Louisiana Board of Regents (Colleges and
                 Universities)


               BISMARK  A.  STEINHAGEN       Age  66          Director
               Since 1993
               Beaumont, Texas

               - Chairman of the Board of Steinhagen Oil Company, Inc.
                 (oil and gasoline distributor), Beaumont, Texas



            INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

In 2000, the Board of Directors met eleven times. Reference to the "Board" means to the Board of Directors. In addition to meetings of the Board, directors attended meetings of separate Board Committees. In 2000, all who are directors, except for Mr. McLarty, attended at least 75% of the meetings of the Board and committees on which they serve. Mr. McLarty attended 58% of such meetings. Mr. McLarty resigned from the Board of Directors effective March 12, 2001.


COMMITTEES OF THE BOARD. The Board of Directors has seven standing committees.

Audit Committee.    8 meetings in 2000

Present Members:    James R. Nichols (Chairman)
                    George W. Davis
                    Dennis H. Reilley
                    Maureen S. Bateman
                    Kathleen A. Murphy

Functions:      Discusses  the  audit  results  with  management   and
                independent accountants.

                Reviews internal controls, financial reporting and other financial matters.

                Reports to the Board and makes recommendations relevant to the audit.

Finance Committee.  8 meetings in 2000

Present Members:    W. Frank Blount (Chairman)
                    Robert v.d. Luft
                    Paul W. Murrill
                    James R. Nichols
                    Wm. Clifford Smith
                    Dennis H. Reilley
                    Kathleen A. Murphy

Function:      Reviews all financial, budgeting and banking policies.

               Makes recommendations to the Board concerning financial transactions and the sale of securities.



Personnel Committee.6 meetings in 2000

Present Members:    Norman C. Francis (Chairman)
                    Dennis H. Reilley
                    William A. Percy, II
                    George W. Davis

Functions:     Reviews major employee relations matters, employment
               practices, compensation and employee benefit plans.

               Reviews    officer   performance   and    makes
               recommendations   to   the  Board  concerning   officer
               compensation.

Nuclear Committee.  9 meetings in 2000

Present Members:    George W. Davis (Chairman)
                    Bismark A. Steinhagen
                    Robert v.d. Luft
                    Wm. Clifford Smith

Functions:     Provides non-management oversight and review of all the
               Corporation's  nuclear generating plants,  focusing  on
               safety,   operating   performance,   operating   costs,
               staffing and training.

               Consults with management concerning internal and external nuclear related issues.

               Reports  to  the  Board  with  respect  to   the
               Corporation's nuclear facilities.

Public Affairs Committee.  2 meetings in 2000

Present Members:    Bismark A. Steinhagen (Chairman)
                    J. Wayne Leonard
                    William A. Percy, II

Functions:     Advises and counsels management regarding governmental,
               regulatory and public relations matters.

               Makes recommendations to the Board regarding public policy issues and equal opportunity in all corporate relationships.

Executive Committee.     4 meetings during 2000

Present Members:    Robert v.d. Luft (Chairman)
                    J. Wayne Leonard
                    W. Frank Blount
                    Norman C. Francis
                    James R. Nichols

Functions:     May  exercise  Board powers with respect to  management
               and the business affairs of the Corporation between Board meetings.

               Reports all actions to the Board.

Director Affairs Committee.  5 meetings in 2000

Present Members:    Paul W. Murrill (Chairman)
                    Norman C. Francis
                    Wm. Clifford Smith
                    Maureen S. Bateman

Functions:     Advises   and   counsels  the  Board  on  all   matters
               concerning Directors, including committee memberships, compensation and performance.

               Searches  for  and  screens  new  nominees   for
               positions on the Board.

               Considers  qualified  candidates  for   director
               nominated by shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Corporation not less than 60 days nor more than 85 days prior to the anniversary date of the immediately preceding year's annual meeting.

DIRECTOR COMPENSATION. Directors who are Entergy officers do not receive any fee for service as a director. Each non-employee director receives a fee of $1,500 for attendance at Board meetings, $1,000 for attendance at committee meetings scheduled in conjunction with Board meetings, and $2,000 for attendance at committee meetings not scheduled in conjunction with a Board meeting. Directors also receive $1,000 for participation in any inspection trip or conference not held in conjunction with a Board or Committee meeting. In addition, committee chairpersons are paid an additional $5,000 annually. Directors receive only one-half the fees set forth above for telephone attendance at Board or committee meetings. All non-employee directors receive on a quarterly basis 150 shares of Common Stock and one-half the value of the 150 shares in cash. Mr. Luft is paid $200,000 annually to serve as Chairman of the Board. In January 2001, the non-employee Directors were granted the opportunity to receive annually an executive physical examination either from their local physician or at the Mayo Clinic's Jacksonville, Florida location. The Corporation will pay the cost of the physical examination, and, if at Mayo, travel and living expenses.

SERVICE AWARDS FOR DIRECTORS. All non-employee directors are credited with 800 "phantom" shares of Common Stock for each year of service on the Board up to a maximum of ten years. The "phantom" shares are credited to a specific account for each director that is maintained solely for accounting purposes. After separation from Board service, these directors receive an amount in cash equal to the value of their accumulated "phantom" shares. Payments are made in at least five but no more than 15 annual payments. Each "phantom" share is assigned a value on its payment date equal to the value of a share of Common Stock on that date. Dividends are earned on each "phantom" share from the date of original crediting.

RETIREMENT FOR DIRECTORS. Before Entergy Gulf States, Inc. became a subsidiary of Entergy, it established a deferred compensation plan for its officers and non-employee directors. A director could defer a maximum of 100% of his salary, and an officer could defer up to a maximum of 50% of his salary. Both Dr. Murrill, as an officer, and Mr. Steinhagen, as a director, deferred their salaries. The directors' right to receive this deferred compensation is an unsecured obligation of the Corporation, which accrues simple interest compounded annually at the rate set by Entergy Gulf States, Inc. in 1985. In addition to payments received prior to 1997, on January 1, 2000, Dr. Murrill began to receive his deferred compensation plus interest in equal installments annually for 15 years. Beginning on the January 1 after Mr. Steinhagen turns 70, he will receive his deferred compensation plus interest in equal installments annually for 10 years.


       PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Francis (Chairman), Davis, Percy, and Reilley served during 2000 as members of the Personnel Committee of the Board. None of these directors was, during 2000, an officer or employee of Entergy or any of its subsidiaries.


               SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The table below shows how much Common Stock each current director, nomin ee, and executive officer named in the "Summary Compensation Table" on page 18 beneficially owned as of December 31, 2000, as well as how much they and the other executive officers beneficially owned as a
group.  This information has been furnished by each individual.   Each
individual  has  sole  voting and investment power,  unless  otherwise
indicated.   The  amount  of  Common Stock  owned  by  all  directors,
nominees and executive officers as a group totals less than 1% of the outstanding Common Stock.

                                      Entergy Corporation Common Stock

                          Amount and Nature                                Amount and Nature
                            of Beneficial                                    of Beneficial
                              Ownership                                        Ownership
                           Sole       Other                              Sole Voting     Other
                          Voting    Beneficial                               and       Beneficial
                           and      Ownership                             Investment   Ownership
         Name           Investment     (a)                Name              Power         (a)
                          Power
Maureen S. Bateman         300          -        Kathleen A. Murphy      1,300 (b)         -
W. Frank Blount          6,834          -        Dr. Paul W. Murrill     2,704             -
VADM. George W. Davis    1,500          -        James R. Nichols        8,859             -
Dr. Norman C. Francis    2,500          -        William A. Percy, III     550             -
Frank F. Gallaher        7,640      24,166       Dennis H. Reilley         600             -
Donald C. Hintz          3,536     119,000       Wm. Clifford Smith      9,485             -
Jerry D. Jackson        22,960      11,719       Bismark A. Steinhagen   9,647             -
J. Wayne Leonard        13,065      85,000       C. John Wilder          9,017           17,500
Robert v.d. Luft        15,052      85,000
                                                 All directors,
                                                 nominees, and         137,171          367,326
                                                 executive officers

(a)  Includes stock options that are currently exercisable.
(b)  Includes 1,000 shares in which Ms. Murphy has joint ownership.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Directors and certain executive officers must file reports with the Securities and Exchange Commission indicating their ownership of any equity securities of the Corporation at the time they became a director or executive officer. Thereafter, reports must be filed to update any changes in ownership. In 2000, all directors' and officers' reports were correctly filed, except that Hugh T. McDonald and Michael P. Childers, officers of subsidiaries of the Corporation, were late in filing their Form 3s and that Joseph T. Henderson, an officer of the Corporation, did not initially report on his Form 3 a grant to him of 4,000 restricted shares. All reports have now been correctly filed.



                        AUDIT COMMITTEE REPORT

The Entergy Corporation Board of Directors' Audit Committee is comprised of five directors who are not officers of the Company. All members meet the criteria for independence as defined by the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee, which was published in the 2000 Proxy Statement.

The Committee held eight meetings during 2000. The meetings were designed to facilitate and encourage private communication between the Committee and management, the internal auditors and the Company's independent public accountants, PricewaterhouseCoopers LLP.

During  these  meetings,  the  Committee reviewed  and  discussed  the audited financial statements with management and PricewaterhouseCoopers. The Audit Committee believes that management maintains an effective system of internal controls which results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy's Annual Report on Form 10-K.

The discussions with PricewaterhouseCoopers also included the matters required by Statement on Auditing Standards No. 61 and No. 90. The Audit Committee received from PricewaterhouseCoopers written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers. The Audit Committee also has considered whether the provision of the non-audit services described below by PricewaterhouseCoopers is compatible with maintaining their independence and has concluded that it is.

The Audit Committee of the Board of Directors of Entergy Corporation

James R. Nichols, Chairman           Kathleen A. Murphy
Maureen S. Bateman                   Dennis H. Reilley
George W. Davis



                        INDEPENDENT ACCOUNTANTS

On the recommendation of the Audit Committee, the Executive Committee (acting between board meetings) has appointed PricewaterhouseCoopers LLP as independent accountants for the Corporation for the year 2001. PricewaterhouseCoopers LLP (or its predecessor Coopers & Lybrand LLP) has been the Corporation's auditors since 1994, and of Entergy Gulf States, Inc., an operating subsidiary, since 1933. A representative of PricewaterhouseCoopers LLP will be present at the meeting and will be available to respond to questions by stockholders and will be given an opportunity to make a statement if the representative desires to do so.

During 2000, PricewaterhouseCoopers billed Entergy Corporation and its subsidiaries the following fees for its services:

  Audit Fees                                       $1,437,900
  Financial Information Systems Design and
    Implementation Fees including subcontractor
     Fees of $2,020,532                            14,786,120
  All Other Fees                                    3,244,075
                                                  -----------
  Total Fees Billed in 2000                       $19,468,095
                                                  ===========


        REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

The Personnel Committee of the Entergy Corporation Board of Directors (Committee) reviews and makes recommendations to the Board regarding all aspects of executive compensation including the adoption of, or amendments to, the various compensation, incentives and benefit plans/programs maintained for officers and other key management employees of the Corporation.

The Corporation's executive compensation programs provide competitive rewards designed to attract, retain and motivate key management employees who are critical to the Corporation's success. For 2000, the Committee assessed the competitiveness of its compensation programs to a peer group of similar-sized energy services companies (based on revenue).

For 2000, this peer group was used for all components of Entergy's compensation including base salary and incentives (both annual and long-term). An executive's total compensation package was targeted at the median of total compensation within this peer group. Incentive plans provided opportunities for executives to earn compensation at a level above or below the median level for this peer group, based upon performance targets approved by the Board. The total executive compensation package consisted of the following four major components:

1.   Base Salary

Base salary was set through a comparison with companies in the compensation peer group. As a result of this comparison, the Board of Directors granted to Mr. Leonard an increase, during 2000, as reflected in the "Summary Compensation Table" on page 18.

2.   Benefits and Perquisites

Executives were eligible to participate in Entergy's pension plan(s), in addition to Entergy's standard medical, dental, life insurance and long-term disability coverage. Executives were not provided executive perquisites during 2000, because all perquisites were eliminated in August 1998.

3.   Annual Incentive Compensation

Each executive's annual incentive compensation is based on the attainment of key strategic goals and objectives including improvement in earnings per share, operating cash flows, control of operation and maintenance costs, customer satisfaction and transition to a competitive environment. These measures have varying weights and are specifically tailored to each executive's responsibilities. For his performance in the year 2000, Mr. Leonard received an annual incentive award of $1,190,000.

4.   Long-Term Incentive Compensation

In 1998, the Board of Directors adopted a three-year, performance-based, Long-Term Incentive Plan, which spanned the period of 1998 through 2000. Under this Long-Term Incentive Plan, the Corporation was required to achieve pre-set levels of performance measured against a selected group of other companies in the area of total return to shareholders and pre-set levels of return on capital over the three-year performance period. Mr.Leonard's award under this program was $2,410,413.

In December 1999, the Board of Directors adopted a second three-year, performance-based, Long-Term Incentive Plan, which spans the period of 2000 through 2002. Under this Long-Term Incentive Plan, the Corporation is required to achieve pre-set levels of performance measured against a selected group of other companies in the area of total return to shareholders.

Stock option grants are considered on an annual cycle (i.e., in January of each year) and are based upon each executive's (i.e. grantee's) performance, as reviewed by the Committee. Mr. Leonard received a 330,600 stock option grant in January 2000, based on his 1999 performance. The award was funded under the 1998 Equity Ownership Plan.

- Total Compensation

As reported in the "Summary Compensation Table," during 2000, Mr. Leonard's participation in each of Entergy's compensation components was as follows:

   - Base Salary                        14%
   - Bonus                              21%
   - Long-Term Incentive Compensation
     - Performance Shares  (LTIP)       41%
     - Stock Options*                   24%
   - All Other Compensation              0%

* Please note that this number includes the 330,600 stock options granted for 2000. A Black Scholes model price of $4.31 is assumed for the stock options.

- Retention Agreement

In connection with the proposed merger with FPL Group, the Board of Directors determined that it was in the best interest of Entergy and its Shareholders to retain the services of Mr. Leonard. The Board of Directors therefore entered into a retention agreement whereby Mr. Leonard was granted 200,000 restricted stock units pursuant to Entergy's Equity Ownership Plan. 50,000 of the restricted stock units (without dividends) will vest on each of December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004. In addition, the restricted units will vest upon the termination of Mr. Leonard's employment by Entergy without "cause" or by Mr. Leonard for "good reason" (as defined in the retention agreement between Mr. Leonard and Entergy).

- Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for individual compensation over one million dollars, paid to Entergy's Chief Executive Officer and to the four other most highly paid executives, unless certain requirements are met. Key requirements include that 1) compensation over $1 million must be performance-based and 2) incentive plans must be approved by shareholders.

All of Entergy's incentive plans are intended to meet the requirements of the Internal Revenue Code for deductibility. As a result, we do not believe that any executive officers earned compensation in excess of $1 million in 2000 that was not tax deductible. Although Entergy intends generally to comply with requirements of Code Section 162(m) when consistent with Entergy's objectives, executives may be paid compensation that is not deductible under Code Section 162(m).


Personnel Committee Members:

Dr. Norman C. Francis, Chairman
Mr. Dennis H. Reilley
Mr. William A. Percy, II
Vice Adm. George W. Davis, USN (Ret.)


COMPARISON OF FIVE YEAR CUMULATIVE RETURN. The following graph compares the performance of the Common Stock of the Corporation to the S&P 500 Index and the S&P Electric Utilities Index (each of which includes the Corporation) for the last five years:

                              Years ended December 31,
                     1995   1996    1997   1998    1999    2000
        Entergy      $100    101     117    129     111     190
        S&P 500 (2)  $100    123     164    211     255     232
        S&P EUI (2)  $100    100     126    145     117     180

(1) Assumes $100 invested at the closing price on December 29, 1995, in Entergy Common Stock, the S&P 500, and the S&P Electric Utilities Index, and reinvestment of all dividends.

(2) Cumulative total returns calculated from the S&P 500 Index and S&P Electric Utilities Index maintained by Standard & Poor's Corporation.

                     EXECUTIVE COMPENSATION TABLES

                      Summary Compensation Table

                                                                               Long-Term Compensation
                                         Annual Compensation                            Awards               Payouts
                                                                              Restricted      Securities       (a)       (b) All
                                                                  Other          Stock        Underlying       LTIP       Other
 Name and Principal Position     Year     Salary      Bonus       Annual        Awards          Options      Payouts      Comp.
                                                                  Comp.
J. Wayne Leonard                 2000   $836,538    $1,190,000      $11,646          (c)       330,600 shares $2,410,413       $ 0
 Chief Executive Officer         1999    771,938       840,000        2,570          (c)       255,000                 0         0
                                 1998    412,843     1,145,416       65,787     $796,860(c)(d)       0                 0    18,125

Frank F. Gallaher                2000   $416,390      $504,642     $127,484          (c)        34,500 shares   $328,084   $13,910
 Senior Vice President,          1999    401,161       303,855       38,496          (c)        39,500                 0    13,545
 Generation, Transmission, and   1998    382,829       280,747       89,137          (c)         2,500                 0    12,396
 Energy Management

Donald C. Hintz                  2000   $570,096      $743,000     $104,399          (c)       175,000 shares $1,181,837   $26,516
 President                       1999    535,713       495,000       76,188          (c)       272,000                 0    22,156
                                 1998    423,379       310,571       28,508          (c)         2,500                 0    14,236

Jerry D. Jackson                 2000   $458,223      $554,214      $58,758          (c)        58,500 shares $1,181,575   $15,162
 Executive Vice President        1999    442,809       403,554       39,670          (c)        94,000                 0    15,497
                                 1998    408,456       348,156       59,630          (c)         2,500                 0    13,849

C. John Wilder                   2000   $468,392      $619,370     $148,540          (c)        87,700 shares   $953,006   $13,919
 Executive Vice President and    1999    445,191       406,693      119,878          (c)        52,500                 0    20,035
 Chief Financial Officer         1998    201,413       513,106        7,255      $758,560(c)(d)      0                 0     3,300

(a) Amounts include the value of restricted shares that vested in 2000 (see note (c) below) under Entergy's Equity Ownership Plan.

(b) Includes the following:

    (1)  2000 benefit accruals under the Defined Contribution Restoration
         Plan as follows: Mr. Gallaher $8,810; Mr. Hintz $13,618; Mr. Jackson $10,269; and Mr. Wilder $9,393.

    (2) 2000 employer contributions to the System Savings Plan as follows: Mr. Gallaher $5,100; Mr. Hintz $4,882; Mr. Jackson $4,893; and Mr. Wilder $4,526.

    (3)  2000 reimbursements for moving expenses as follows:  Mr. Hintz
         $8,016.

(c) Restricted unit (equivalent to shares of Entergy Corporation common stock) awards in 2000 are reported under the "Long-Term Incentive Plan Awards" table, and reference is made to that table for information on the aggregate number of restricted units awarded during 2000 and the vesting schedule for such units. At December 31, 2000, the number and value of the aggregate restricted unit holdings were as follows: Mr. Gallaher 11,800 units, $499,288; Mr. Hintz 28,500 units, $1,205,906; Mr. Jackson 12,700 units, $537,369; Mr. Leonard 58,000 units, $2,454,125; and Mr. Wilder 21,367 units, $904,091. Accumulated dividends are paid on restricted units when vested. The value of restricted unit holdings as of December 31, 2000 are determined by multiplying the total number of units awarded by the closing market price of Entergy Corporation common stock on the New York Stock Exchange Composite Transactions on December 31, 2000 ($42.3125 per
    share).   The value of stock for which restrictions were  lifted  in
    2000, and the applicable portion of accumulated cash dividends, are reported in the LTIP payouts column in the above table.

(d) In addition to the restricted units granted under the Equity Ownership Plan, in 1998 Mr. Leonard and Mr. Wilder were granted 30,000
    and  26,000  additional restricted units, respectively.   Restricted
    units awarded will vest in equal increments, annually, over a three-year period, beginning in 1999, based on continued service with
    Entergy.   The value that Mr. Leonard and Mr. Wilder may realize  is
    dependent upon both the number of units that vest and the future market price of Entergy common stock. Accumulated dividends are not paid on Mr. Leonard's 30,000 units and 21,000 units of Mr. Wilder's restricted units when vested. Accumulated dividends will be paid on 5,000 units of Mr. Wilder's restricted units when vested.

            Option Grants to the Executive Officers in 2000

                                       Individual Grants                   Potential Realizable
                                  % of Total                                      Value
                   Number of        Options                                  at Assumed Annual
                   Securities     Granted to     Exercise                     Rates of Stock
                   Underlying     Employees       Price                     Price Appreciation
                    Options          in            (per     Expiration      for Option Term(b)
       Name        Granted (a)      2000          share)       Date          5%          10%
 J. Wayne Leonard   330,600           4.6%         $23.00      1/27/10    $4,781,989  $12,118,499
 Frank F. Gallaher   34,500           0.5%          23.00      1/27/10       499,028    1,264,635
 Donald C. Hintz    175,000           2.4%          23.00      1/27/10     2,531,301    6,414,813
 Jerry D. Jackson    58,500           0.8%          23.00      1/27/10       846,178    2,144,380
 C. John Wilder      87,700           1.2%          23.00      1/27/10     1,268,543    3,214,738

(a) Options were granted on January 27, 2000, pursuant to the Equity Ownership Plan. All options granted on this date have an exercise price equal to the closing price of Entergy common stock on the New York Stock Exchange Composite Transactions on January 27, 2000. These options will vest in equal increments, annually, over a three-year period beginning in 2001.

 (b) Calculation based on the market price of the underlying securities assuming the market price increases over a ten-year option period and assuming annual compounding. The column presents estimates of potential values based on simple mathematical assumptions. The actual value, if any, an executive officer may realize is dependent upon the market price on the date of option exercise.

Aggregated Option Exercises in 2000 and December 31, 2000 Option Values


                                                      Number of Securities         Value of Unexercised
                                                Underlying Unexercised Options      In-the-Money Options
                 Shares Acquired       Value        as of December 31, 2000     as of December 31, 2000(b)
        Name        on Exercise     Realized (a)  Exercisable   Unexercisable  Exercisable   Unexercisable
 J. Wayne Leonard          -         $       -        85,000       500,600      $1,051,875     $ 8,488,463
 Frank F. Gallaher    34,000           566,563        24,166        60,834         309,054         992,165
 Donald C. Hintz           -                 -       119,000       383,000       1,676,688       5,873,688
 Jerry D. Jackson     71,525           960,091        11,719       121,167          68,780       1,905,285
 C. John Wilder            -                 -        17,500       122,700         216,563       2,126,831


(a) Based on the difference between the closing price of Common Stock on the New York Stock Exchange Composite Transactions on the exercise date and the option exercise price.

(b) Based on the difference between the closing price of Common Stock on the New York Stock Exchange Composite Transactions on December 31, 2000, and the option exercise price.

                Long-Term Incentive Plan Awards in 2000

      The following Table summarizes the awards of restricted units (equivalent to shares of Entergy Corporation common stock) granted under the Equity Ownership Plan in 2000 to the Named Executive Officers.

                                                            Estimated Future Payouts Under
                                                          Non-Stock Price-Based Plans (a) (b)
                   Number of   Performance Period Until
      Name           Units       Maturation or Payout     Threshold   Target     Maximum
J. Wayne Leonard   48,000           1/1/00-12/31/02        16,000    32,000     48,000
Frank F. Gallaher  11,800           1/1/00-12/31/02         4,000     7,917     11,800
Donald C. Hintz    28,500           1/1/00-12/31/02         9,500    19,000     28,500
Jerry D. Jackson   12,700           1/1/00-12/31/02         4,300     8,500     12,700
C. John Wilder     12,700           1/1/00-12/31/02         4,300     8,500     12,700

(a) Restricted units awarded will vest at the end of a three-year period, subject to the attainment of approved performance goals for Entergy. Restrictions are lifted based upon the achievement of the cumulative result of these goals for the performance period. The value any Named Executive Officer may realize is dependent upon both the number of units that vest and the future market price of Entergy Corporation common stock.

(b)  The  threshold,  target,  and  maximum  levels   correspond  to  the
     achievement of 50%, 100%, and 150%, respectively, of Equity Ownership
     Plan  goals.   Achievement of a threshold, target, or maximum  level
     would  result in the award of the number of units indicated  in  the
     respective  column.   Achievement of a  level  between  these  three
     specified levels would result in the award of a number of units calculated by means of interpolation.

RETIREMENT INCOME PLAN. The Corporation has a defined benefit plan for employees, including executive officers, that provides for a retirement benefit calculated by multiplying the number of years of employment by 1.5% which is then multiplied by the final average pay. A single employee receives a lifetime annuity and a married employee receives a reduced benefit with a 50% surviving spouse annuity.
Retirement benefits are not subject to any deduction for social security or other offset amounts. The credited years of service under the plan, as of December 31, 2000, were for Mr. Gallaher (31), for Mr. Jackson (21), and for Mr. Leonard (2). Because they entered into supplemental retirement agreements, the credited years of service under this plan were for Mr. Hintz (29) and for Mr. Wilder (17).

The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later) and includes covered compensation for the executive officers included in the salary column of the summary compensation table on page 18.

                   Retirement Income Plan Table (1)
     Annual
    Covered                               Years of Service
  Compensation      15           20          25          30           35

    $100,000     $ 22,500     $ 30,000    $ 37,500   $ 45,000     $ 52,500
    200,000        45,000       60,000      75,000     90,000      105,000
    300,000        67,500       90,000     112,500    135,000      157,500
    400,000        90,000      120,000     150,000    180,000      210,000
    500,000       112,500      150,000     187,500    225,000      262,500
    650,000       146,250      195,000     243,750    292,500      341,250
    950,000       213,750      285,000     356,250    427,500      498,750

(1) Benefits are shown for various rates of final average pay, which is the highest salary earned in any consecutive 60 months during the last 120 months of employment.

PENSION EQUALIZATION PAYMENTS. Supplemental retirement benefits are provided to all executive officers and other participants whose benefits are limited under the qualified plans by applicable federal tax laws and regulations equal to the difference between the benefits that would have been payable under the qualified plans but for the applicable limitations and the benefits that are indicated in the above referenced pension table.

SUPPLEMENTAL RETIREMENT PLANS. Two other supplemental plans are offered to executive officers. Executives may participate in one or the other of these supplemental plans at the invitation of the Corporation. These plans provide that a participant may receive a monthly payment for 120 months. The amount of monthly payment shall not exceed 2.5% or 3.33%, depending upon the plan, of the participant's average basic annual pay (as defined in the plans). Current estimates indicate that the annual payments to any executive officer under either of these two plans would be less than the payments to that officer under the System Executive Retirement Plan discussed below.

SYSTEM EXECUTIVE RETIREMENT PLAN (SERP). This executive plan is an unfunded defined benefit plan for senior executives, that includes all of the executive officers named in the Summary Compensation Table (except for Mr. Leonard). Executive officers can choose, at retirement, between the retirement benefits paid under provisions of this plan or those payable under the supplemental retirement plans discussed above. The plan was amended in 1998 to provide that covered pay is the average of the highest three years annual base pay and incentive compensation earned by the executive during the ten years immediately preceding his retirement. Benefits are calculated by multiplying the covered pay times the maximum pay replacement ratios of 55%, 60%, or 65% (dependent on job rating at retirement) that are attained at 30 years of credited service. The ratios are reduced for each year of employment below 30 years. The amended plan provides that the single employee receives a lifetime annuity and a married employee receives the reduced benefit with a 50% surviving spouse annuity. These retirement payments are guaranteed for ten years, but are offset by any and all defined benefit plan payments from the Corporation and
from  prior  employers.   These  payments  are  not  subject to social
security offsets.

Receipt of benefits under any of the supplemental retirement plans described above is contingent upon several factors. The participant must agree not to take any employment after retirement with any entity that is in competition with or similar in nature to the Corporation or any affiliated company. Benefits are forfeitable for various reasons, including a violation of an agreement with the Corporation or resignation or termination of employment for any reason without the Corporation's permission.

The credited years of service for the Named Executive Officers under this plan are as follows: Mr. Gallaher (31), Mr. Hintz (29), Mr. Jackson (27), and Mr. Wilder (17).

The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later).

              System Executive Retirement Plan Table (1)
      Annual
      Covered                             Years of Service
        Pay                     15       20       25        30+
                10

     $200,000      $60,000      $ 90,000  $ 100,000    $ 110,000   $ 120,000
      300,000       90,000       135,000    150,000      165,000     180,000
      400,000      120,000       180,000    200,000      220,000     240,000
      500,000      150,000       225,000    250,000      275,000     300,000
      600,000      180,000       270,000    300,000      330,000     360,000
      700,000      210,000       315,000    350,000      385,000     420,000
    1,000,000      300,000       450,000    500,000      550,000     600,000


(1) Covered pay includes the average of the three highest years of annual base pay and incentive awards earned by the executive during the ten years immediately preceding retirement. Benefits shown are based on a replacement ratio of 50% based on the years of service and covered pay shown. The benefits for 10, 15, and 20 or more years of service at 45% and 55% replacement levels would decrease (in the case of 45%) or increase (in the case of 55%) by the following percentages:
     3.0%, 4.5%, and 5.0%, respectively.


EXECUTIVE EMPLOYMENT CONTRACTS AND RETIREMENT AGREEMENTS. Upon completion of a transaction resulting in a change-in-control of Entergy (a "Merger"), benefits already accrued under Entergy's System Executive Retirement Plan, Post-Retirement Plan, Supplemental Retirement Plan and Pension Equalization Plan will become fully vested if the participant is involuntarily terminated without "cause" or terminates employment for "good reason" (as such terms are defined in such plans).

EXECUTIVE RETENTION AGREEMENTS

Retention Agreement with Mr. Leonard - The retention agreement with Mr. Leonard provides that upon a termination of employment while a Merger is pending (a) by Entergy without "cause" or by Mr. Leonard for "good reason", as such terms are defined in the agreement, other than a termination of employment described in the next paragraph, or (b) by reason of his death or disability:

  - Entergy will pay to him a lump sum cash severance payment equal to three times (in limited circumstances, five times) the sum of Mr. Leonard's base salary and target annual incentive award;

  - Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum annual achievement of applicable performance goals;

  - his supplemental retirement benefit will fully vest, will be determined as if he had remained employed with Entergy until the attainment of age 55, and will commence upon his attainment of age 55;

  - he will be entitled to immediate payment of performance awards, based upon an assumed target achievement (in limited circumstances, maximum annual achievement) of applicable performance goals;

  - all of his stock options will become fully vested and will remain outstanding for their full ten-year term; and

  - Entergy will pay to him a "gross-up" payment in respect of any excise taxes he might incur.

If Mr. Leonard's employment is terminated by Entergy for "cause" at any time, or by Mr. Leonard without "good reason" and without
Entergy's permission prior to his attainment of age 55, Mr. Leonard will forfeit his supplemental retirement benefit. If Mr. Leonard's employment is terminated by Mr. Leonard without "good reason" with Entergy's permission prior to his attainment of age 55, Mr. Leonard will be entitled to a supplemental retirement benefit, reduced by 6.5% for each year that the termination date precedes his attainment of age 55, payable commencing upon Mr. Leonard's attainment of age 62. If Mr. Leonard's employment is terminated by Mr. Leonard without "good reason" following his attainment of age 55, Mr. Leonard will be entitled to his full supplemental retirement benefit.

Additionally, the Board of Directors has approved a grant to Mr. Leonard of 200,000 restricted stock units pursuant to Entergy's Equity Ownership Plan. 50,000 of the restricted stock units (without dividends) will vest on each of December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004. In addition, the restricted stock units will vest upon the termination of Mr. Leonard's employment by Entergy without "cause" or by Mr. Leonard for "good reason" (as defined in the retention agreement between Mr. Leonard and Entergy).

Retention Agreement with Mr. Gallaher - The retention agreement with Mr. Gallaher provides that upon termination of employment while a Merger is pending and for two years after completion of a Merger (a) by Mr. Gallaher for "good reason" or by Entergy without "cause", as such terms are defined in the agreement or (b) by reason of Mr. Gallaher's death or disability:

  - Entergy will pay to him a lump sum cash severance payment equal to four times the sum of his base salary and maximum annual incentive award;

  - Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum achievement of applicable performance goals;

  - he will be entitled to immediate payment of performance awards, based upon an assumed maximum achievement of applicable performance goals;

  - all of his stock options will become fully vested and will remain outstanding for their full ten-year term;

  - he may elect to receive either a lump sum supplemental retirement benefit equal to $3.8 million or the benefit he would have earned under the terms of the SERP applicable to individuals who became participants on or after March 25, 1998; and

  - Entergy will pay to him a "gross-up" payment in respect of any excise taxes he might incur.

Retention agreement with Mr. Hintz - The retention agreement with Mr. Hintz provides that Mr. Hintz will be paid an initial retention payment of approximately $2.8 million on the date on which a Merger is completed and an additional retention payment of approximately $2.3 million on the second anniversary of the completion of a Merger if he remains employed on each of those dates. The agreement also provides that upon termination of employment while a Merger is pending and for two years after completion (a) by Mr. Hintz for "good reason" or by Entergy without "cause", as such terms are defined in the agreement or
(b) by reason of Mr. Hintz's death or disability:

  - Entergy will pay to him a lump sum cash severance payment equal to $2.8 million if such termination occurs prior to completion of a Merger or equal to $2.3 million if such termination occurs following completion of a Merger;

  - Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum achievement of applicable performance goals, if such termination occurs following completion of a Merger;

  - he will be entitled to immediate payment of performance awards based upon an assumed target achievement of applicable performance goals, if such termination occurs prior to completion of a Merger, or based upon an assumed maximum achievement of applicable performance goals, if such termination occurs following completion of a Merger;

  - all of his stock options will become fully vested and will remain outstanding for their full ten-year term;

  - he will be entitled to receive a supplemental retirement benefit that, when combined with Mr. Hintz's SERP benefit, equals the benefit he would have earned under the terms of the SERP as in effect immediately prior to March 25, 1998; and

  - Entergy will pay to him a "gross-up" payment in respect of any excise taxes he might incur.

Retention Agreement with Mr. Jackson - The retention agreement with Mr. Jackson provides that upon termination of employment (a) by him for "good reason" or by Entergy without "cause", as such terms are defined in the agreement, or by reason of his death or disability, in each case while a Merger is pending but prior to completion of a Merger, or (b) for any reason following completion of a Merger:

  - Entergy will pay to him a lump sum cash severance payment equal to four times the sum of his base salary and maximum annual incentive award;

  - Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum achievement of applicable performance goals;

  - Entergy will pay to him a "gross-up" payment in respect of any excise taxes he might incur;

  - he will be entitled to immediate payment of performance awards, based upon an assumed maximum achievement of applicable performance goals;

  - he may elect to receive either a lump sum supplemental retirement benefit equal to (a) $4.3 million or (b) the benefit that he would have earned under the terms of the SERP applicable to individuals who became participants on or after March 25, 1998; and

  - all of his stock options will become fully vested and will remain outstanding for their full ten-year term.

Retention Agreement with Mr. Wilder - The retention agreement with Mr. Wilder provides that upon termination of employment (a) by Mr. Wilder for "good reason" or by Entergy without "cause", as such terms are defined in the agreement, in each case while a Merger is pending, (b) by reason of Mr. Wilder's death or disability while a Merger is pending and for two years after completion of a Merger, or (c) for any reason following completion of a Merger:

  - Entergy will pay to him a lump sum cash severance payment equal to four times (in limited circumstances, three times) the sum of the his base salary and maximum annual incentive award;

  - Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum achievement of applicable performance goals;

  - except in the case of a termination by reason of death or disability, he will continue to be employed as a Special Project Coordinator at an annual base salary of $200,000, and will continue to participate in all of Entergy's benefit plans, until the earliest of
     (a) his attainment of age 55 (at which time he will be deemed eligible to retire under Entergy's plans then in effect), (b) his employment with a company listed in the Fortune Global 500 Index or (c) his employment with any company that has a conflict of interest policy that would prohibit his continued employment with Entergy;

  - Entergy will credit him with 15 additional years of service under Entergy's supplemental retirement plan and he may elect to receive either (a) approximately $1.9 million in a cash lump sum in full settlement of all nonqualified retirement benefits or (b) the benefit that he would have earned under the terms of the SERP applicable to individuals who became participants on or after March 25, 1998 (which amount he may elect to receive upon completion of a Merger);

  - he will be entitled to immediate payment of performance awards, based upon an assumed maximum achievement of applicable performance goals;

  - all of his stock options will become fully vested and will remain outstanding for their full ten-year term; and

  - Entergy will pay to him a "gross-up" payment in respect of any excise taxes he might incur.

If Mr. Wilder terminates his employment for any reason prior to the completion of a Merger, Entergy will pay to him a lump sum cash severance payment equal to three times the sum of the his base salary and target annual incentive award and a "gross-up" payment in respect of any excise taxes he might incur.



                STOCKHOLDER PROPOSALS FOR 2002 MEETING

For a stockholder proposal to be included in the proxy statement for our next annual meeting, including a proposal for the election of a director, the proposal must be received by the Corporation at its principal offices no later than December 11, 2001. Also, under our Bylaws, stockholders must give advance notice of nominations for director or other business to be addressed at the meeting not later than the close of business on March 12, 2002 and not earlier than February 15, 2002.



By order of the Board of Directors,

/s/ Robert v.d. Luft

Robert v.d. Luft
Chairman of the Board.
Dated:  April 6, 2001

                               ENTERGY CORPORATION

                Proxy Solicited by the Board of Directors for the
                  Annual Meeting of Stockholders--May 11, 2001

I hereby appoint J. Wayne Leonard, Robert v.d. Luft and William A. Percy, II jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Entergy Corporation held of record by me on March 13, 2001, at the Annual Meeting of Stockholders to be held at the Hilton Jackson & Conference Center, 1001 East County Line Road, Jackson, Mississippi, on Friday, May 11, 2001, at 10:00 a.m., Central Daylight Time, and any adjournment or adjournments thereof, with all powers that I would possess if personally present.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

Receipt of the notice of meeting, the proxy statement and the Annual Report of Entergy Corporation for 2000 is acknowledged.

       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE

           You can now access your Entergy Corporation account online.

Access your Entergy Corporation stockholder account online via Investor ServiceDirect (ISD).

Mellon Investor Services LLC, agent for Entergy Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identifification Number
(PIN), you are ready to log in and access your account to:

- View account status                - View payment history for dividends
- View certificate history           - Make address changes
- View book-entry information        - Obtain a duplicate 1099 tax form
                                     - Establish/change your PIN

              Visit us on the web at http://www.mellon-investor.com
                 And follow the instruction shown on this page.

Step 1:  FIRST TIME USERS     Step 2:  Log in for      Step 3:  Account Status
    - Establish a PIN           Account Access                  Screen
You  must first establish
a Personal Identification  You  are now ready to log  You   are  now  ready   to
Number  (PIN)  online  by  in.    to   access   your  access     your    account
following  the directions  account   please    enter  information.    Click   on
provided  in  the   upper  your:                      the appropriate button  to
right portion of the  web                             view      or      initiate
screen  as  follow.   You  -  SSN                     transactions.
will   also   need   your  -  PIN
Social   Security  Number  -  Then  click on  the     -  Certificate History
(SSN)    available     to     Submit button           -  Book-Entry
establish a PIN.                                         Information
                           If you have more than one  -  Issue Certificate
Investor ServiceDirect is  account, you will now  be  -  Payment Histroy
currently  only available  asked   to   select   the  -  Address Change
for  domestic  individual  appropriate account.       -  Duplicate 1099
and joint accounts.
SSN
PIN
-  Then  click on  the
   Establish Pin button
Please    be   sure    to
remember  your  PIN,   or
maintain  it in a  secure
place      for     future
reference.

              For Technical Assistance Call 1-877-978-7778 between
                      9 am-7 pm Monday-Friday Eastern Time

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE ALL NOMINEES.

                                          FOR   WITHHOLD  FOR ALL
                                                          EXCEPT
Election of Directors                    _____    _____    _____



1.   M. S. Bateman      6.  R. v.d. Luft     11.  D. H. Reilley
2.   W. F. Blount       7.  K. S. Murphy     12.  W. C. Smith
3.   G. W. Davis        8.  P. W. Murrill    13.  B. A. Steinhagen
4.   N. C. Francis      9.  J. R. Nichols
5.   J. W. Leonard     10.  W. A. Percy, II


_____________________________________
Except Nominee(s) written above


Signature______________  Signature______________  Date______________

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

     Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

         Internet                       Telephone                    Mail
 http://www.proxyvoting.co            1-800-840-1208
           m/ETR
                                 Use    any    touch-tone         Mark, sign
  Use  the  Internet   to        telephone  to vote  your          and date
  vote  your proxy.  Have   OR   proxy.  Have your  proxy   OR    your proxy
  your proxy card in hand        card  in  hand when  you          card and
  when you access the web        call.    You   will   be        return it in
  site.    You  will   be        prompted  to enter  your        the enclosed
  prompted to enter  your        control  number, located        postage-paid
  control number, located        in  the  box below,  and         envelope.
  in  the  box below,  to        then     follow      the
  create  and  submit  an        directions given.
  electronic ballot.


               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at http://investor.entergy.com/investor/financial/index.shtm